FRONTIER FINANCIAL CORPORATION
332 SW Everett Mall Way
Everett, WA 98204

Contact:
John J. Dickson
President and CEO
425-514-0700

Lyle E. Ryan
President and CBO
Frontier Bank
425-514-0700

NEWS RELEASE

For release June 19, 2008

FRONTIER FINANCIAL CORPORATION
ANNOUNCES 3rd QUARTER 2008 CASH DIVIDEND

EVERETT, WASHINGTON – June 19, 2008.  The Board of Directors of Frontier Financial Corporation (NASDAQ: FTBK) have declared a $0.06 per share third quarter cash dividend to shareowners of record as of July 8, 2008, and payable July 22, 2008.

“The decision to reduce our quarterly cash dividend was made after careful consideration and extensive discussion at the meeting of our Board of Directors.  Our Board realizes the significance this decision will have on our shareholders, and did not take this action lightly.  This action comes as a result of our concern with a continuing deterioration in the housing market and the impact it is having on many of our borrowers.  As a result, we expect to significantly increase our loan loss provision in the second quarter as a precaution for potential loan losses in the future. Unfortunately, the economic cycle we are working through poses challenges for everyone in our industry.  Challenges we believe call for prudent, but necessary, strategies and actions aimed at preserving our strong level of capital and reserves,” said John Dickson, President and CEO.

Frontier is a Washington-based financial holding company providing financial services through its commercial bank subsidiary, Frontier Bank.  Frontier offers a wide range of financial services to businesses and individuals in its market area, including investment and insurance products.

Information herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  A variety of factors could cause Frontier Financial Corporation’s actual results to differ from those expected at the time of this release.  Investors are encouraged to read the SEC report of Frontier, particularly its Form 10-K for the Fiscal Year Ended December 31, 2007, for meaningful cautionary language discussion why actual results may vary from those anticipated by management.